Exhibit 10.1

Limited Waiver and Seventh Amendment to Loan Agreement

Borrowers:

Xtera Communications, Inc.
Azea Networks, Inc.
Neovus, Inc.
Xtera Asia Holdings, LLC

Date:August 31, 2016

This Limited Waiver and Seventh Amendment to Loan Agreement (this “Amendment”) is entered into between Pacific Western Bank (“Lender”) and, jointly and severally, the borrowers named above (collectively referred to herein as “Borrower”).

The parties hereto agree to amend the Loan and Security Agreement between Borrower and Lender (as successor in interest by merger to Square 1 Bank), dated January 16, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), and Lender agrees to waive an Event of Default thereunder, as follows, effective as of the date hereof, unless otherwise indicated below, subject to the terms and conditions set forth below.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

Limited Waiver.  Borrower acknowledges and agrees that (i) as of September 2, 2016, Borrower had total Loans and other Obligations outstanding  in excess of the Credit Limit and (ii) such occurrence constitutes an Event of Default under Section 7.1(c) of the Loan Agreement (the “Specified Default”).

Lender hereby waives the Specified Default, but not Borrower’s obligation to repay Overadvances including any now-existing Overadvances.  Such waiver does not constitute any of the following: (i) a waiver of any other term or provision of any of the Loan Documents; or (ii) an agreement to waive in the future any term or provision of any of the Loan Documents.

1.No Further Loans.  Notwithstanding any term or provision of the Loan Agreement, Borrower shall not request from Lender, and Lender shall not make to Borrower, any further Loans or other credit accommodations pursuant to the Loan Agreement or otherwise.

2.Application/Payment of Proceeds of Accounts.  Proceeds of any Account received after the date hereof shall be applied or paid as follows:

   Pacific Western BankLimited Waiver and Seventh Amendment to Loan Agreement

(a)	FIRST, applied to the payment of Loans, in an amount equal to the product of: (i) the Applicable Advance Rate for such Account, multiplied by (ii) the total proceeds of such Account received;
(b)	THEN, after giving effect to the payment set forth in the immediately preceding subsection (a), applied to the payment of any outstanding Overadvances;
(c)	THEN, any amount(s) remaining after the applications set forth in the immediately preceding subsections (a) and (b) shall be paid to Borrower.

For the purposes of the calculation set forth above in Section 2(a), “Applicable Advance Rate” means, with respect to any Account: (i) if the Account was an Eligible Account at the time of its creation, the Advance Rate then applicable to such Account pursuant to Section 1(b) of the Schedule, i.e., either 75% or 85%; and (ii) if the Account was not an Eligible Account at the time of its creation, 85%.

3.Extension of Maturity Date.  Section 4 of the Schedule, which currently reads as follows:

“4.  MATURITY DATE

(Section 6.1)	September 1, 2016.”

is hereby amended in its entirety to read:

“4.  MATURITY DATE

(Section 6.1)	October 1, 2016.”

4.Modification of Financial Covenant.  In Section 5 of the Schedule, the subsection entitled “Cash Infusion to Parent” is hereby amended in its entirety to read:

“Cash Infusion

to Parent:	On or before the Commitment Document Deadline, Borrower shall provide Lender with a copy of a Commitment Document.

For the purposes of this Agreement: (A) ‘Commitment Document Deadline’ means the date that is 3 Business Days after the date Lender has transmitted to Borrower, by email which shall be deemed received by Borrower when transmitted by Lender, a request for a copy of an executed Commitment Document; and (B) ‘Commitment Document’ means a term sheet or letter of intent or other similar document, acceptable to Lender executed by Person(s)

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acceptable to Lender, evidencing the commitment of such Person(s) to enter into one of the following transactions, upon terms and conditions acceptable to Lender:

(i)

the issuance to such Person(s) of equity and/or debt securities of Parent, in connection with which Borrower is required, under the terms of the Commitment Document, to pay all of the Obligations in full;

(ii)

a transaction other than that set forth in subsection (i) above pursuant to which Borrower shall receive cash, in such amount and upon such terms and conditions as are satisfactory to Lender in its sole discretion; or

(iii)	a Sale of Parent to such Person(s).

An Event of Default shall be deemed to have occurred if: (1) Lender has not received, on or before the Commitment Document Deadline, a Commitment Document; or (2) any Commitment Document is revoked or in any other manner deemed invalid or ineffective by any party thereto.”

5.Borrower to Provide Budget.  The following subsection (p) is hereby added to the end of Section 6 of the Schedule:

“(p)

on or before September 12, 2016, a budget (the ‘September 2016 Budget’) acceptable to Lender, setting forth up to $500,000 of Borrower’s Necessary Non-Payroll Expenses.  For the purposes of this Agreement: (i) ‘Necessary Non-Payroll Expenses’ means and includes only those expenses of Borrower which (A) do not include Payroll Expenses, and (B) Borrower represents and warrants are necessary for the operation of Borrower’s business during the period of September 16 through September 30, 2016; (ii) ‘Payroll Expenses’ means and includes only the following: salaries, wages, payroll taxes and unemployment

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compensation insurance; (iii) ‘Budgeted Non-Payroll Expenses’ means and includes Necessary Non-Payroll Expenses which are set forth in the September 2016 Budget; and (iv) ‘Non-Budgeted Non-Payroll Expenses’ means and includes Necessary Non-Payroll Expenses which are not set forth in the September 2016 Budget.”

6.New Lender Indebtedness Constitutes Permitted Indebtedness.  In Section 8 of the Loan Agreement, that portion of the definition of “Permitted Indebtedness” which currently reads:

“(x)Other unsecured Indebtedness in an aggregate principal amount not to exceed $100,000 at any one time outstanding; and

(xi) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness in clauses (ii) through (xi) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower, and provided, in the case of Subordinated Debt, that it continues to be Subordinated Debt.”

is hereby amended to read:

“(x)Other unsecured Indebtedness in an aggregate principal amount not to exceed $100,000 at any one time outstanding;

(xi)Indebtedness arising on or after September 1, 2016, to a group of Persons (the ‘New Lenders’) in an aggregate principal amount not to exceed $1,500,000 (the ‘New Lender Indebtedness’), provided that prior to Borrower incurring any New Lender Indebtedness, Lender and the New Lenders shall have entered into a Subordination Agreement, acknowledged and agreed to by Borrower, containing terms and conditions acceptable to Lender; and

(xii) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness in clauses (ii) through (x) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower, and provided, in the case of Subordinated Debt, that it continues to be Subordinated Debt.”

7.Fee. [Intentionally omitted.]

8.Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct as if made on the date hereof.

9.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender.

   Pacific Western BankLimited Waiver and Seventh Amendment to Loan Agreement

10.General Release.  In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

11.General Provisions.  Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and all other written documents and agreements between Lender and Borrower, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the provisions of all subsections of Section 9 of the Loan Agreement (titled “General Provisions”), including without limitation all provisions relating to governing law, venue, jurisdiction, dispute resolution, and the waiver of the right to a jury trial, shall apply equally to this Amendment, and the same are incorporated herein by this reference.

[Signatures on Following Page]

   Pacific Western BankLimited Waiver and Seventh Amendment to Loan Agreement

Borrower: Xtera Communications, Inc. By: /s/ Joseph R. Chinnici Title: Chief Financial Officer	Borrower: Azea Networks, Inc. By: /s/ Joseph R. Chinnici Title: Chief Financial Officer
Borrower: Neovus, Inc. By: /s/ Joseph R. Chinnici Title: Chief Financial Officer	Borrower: Xtera Asia Holdings, LLC By: /s/ Joseph R. Chinnici Title: Chief Financial Officer
Lender: Pacific Western Bank By: /s/ Victor DeMarco Title: SVP

[Signature Page – Limited Waiver and Seventh Amendment to Loan Agreement]

   Pacific Western BankLimited Waiver and Seventh Amendment to Loan Agreement

CONSENT

The undersigned expressly acknowledges and agrees that: (i) the undersigned’s consent to the foregoing Limited Waiver and Seventh Amendment to Loan Agreement (the “Amendment”) is not required, but the undersigned nevertheless does hereby consent to the Amendment and the execution of the New Lender Subordination Agreement; (ii) all Indebtedness due and owing from Borrower to the undersigned is subordinated to the New Lender Indebtedness upon the same terms and conditions set forth in the Amendment and the New Lender Subordination Agreement with respect to the respective priorities of the Obligations and the New Lender Indebtedness; (iii) the subordination by Lender of the Obligations to the New Lender Indebtedness as set forth in the Amendment and the New Lender Subordination Agreement does not in any way limit or decrease any recovery by Lender of the Obligations; i.e., the Obligations shall not be reduced by reason of any payments on account of the New Lender Indebtedness permitted under the New Lender Subordination Agreement.  Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Loan Agreement, as defined in the Amendment.  Nothing herein shall in any way limit any of the terms or provisions of any subordination agreement or other instrument, agreement or document executed by the undersigned in favor of Lender, including without limitation that certain Subordination Agreement dated January 16, 2015, entered into by the undersigned and Square 1 Bank (as predecessor-in-interest by merger to Lender), all of which are hereby ratified and reaffirmed.

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer